Amendment No. 3 to Shareholder Services Agreement

This Amendment is made as of the 28th day of May, 2009, by and among The Guardian Insurance & Annuity Company, Inc. (the “Company”), American Century Variable Portfolios, Inc. (“ACVP”), American Century Variable Portfolios II, Inc. (“ACVPII”) and American Century Investment Management, Inc. (“ACIM”).

WHEREAS, the parties have previously entered into a Shareholder Services Agreement dated February 2, 1998, as amended from time to time (the “Agreement”).

WHEREAS, the parties agree to amend the Agreement for the purpose of setting forth the Separate Accounts and Associated Contracts under the Agreement as indicated on Schedule A attached hereto. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated, any defined terms used in this Amendment shall have the same meaning as in the Agreement.

A M E N D M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1.	The document attached hereto as Schedule A, setting forth the Separate Accounts and Associated Contracts under the Agreement, is hereby incorporated into and made a part of the Agreement.

BALANCE OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, each of the parties has caused its duly authorized officers to execute this Amendment as of the date set forth above.

THE GUARDIAN INSURANCE & ANNUITY COMPANY, INC.		AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

By:		By:
Name:	Douglas Dubitsky	Name:	Janet A. Nash
Title:	Vice President	Title:	Assistant Vice President
Date:	5/11/09	Date:	June 3, 2009

AMERICAN CENTURY VARIABLE PORTFOLIOS II, INC.

By:
		Name:	Brian L. Brogan
		Title:	Assistant Vice President
		Date:	June 3, 2009

AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

By:
		Name:	Otis H. Cowan
		Title:	Vice President
		Date:	June 3, 2009

SCHEDULE A

Separate Accounts and Associated Contracts

(effective as of 10/9/2000)

Name of Separate Account	Contracts funded by Separate Account

Separate Account F	C+C Variable Annuity Contract

Separate Account K	Park Avenue Life (‘95 & ‘97)
Park Avenue Life 2000

Separate Account M	Park Avenue VUL

Separate Account N	Executive Benefits VUL